UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2005

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755

(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 14, 2005, the Board of Directors of the Registrant elected Steven E. Fass Chief Executive Officer of the Registrant.

In connection with his new role with the Registrant, on November 15, 2005 the Compensation Committee of the Board of Directors granted Mr. Fass an additional 1,000 target performance shares for the 2004-2006 performance cycle and an additional 1,000 target performance shares for the 2005-2007 performance cycle, each from the White Mountains Long-Term Incentive Plan.  Performance against the targets established for each cycle will be confirmed by the Compensation Committee following the end of each performance cycle and the number of performance shares actually awarded at that time will range from 0% to 200% of the target number granted.  The performance targets associated with this performance share grant to Mr. Fass are the same as those that were previously established by the Compensation Committee for the Registrant’s corporate staff for the 2004-2006 performance cycle and the 2005-2007 performance cycle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: November 18, 2005	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer